Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Nevada Geothermal Power Inc., a company organized under the British Columbia Company Act (the "Company") on Form 20-F, Amendment #1 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Brian D. Fairbank, President/CEO/Director of the Company, certifies, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of section 13(a) or

          15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  Brian D. Fairbank

Brian D. Fairbank, President/CEO/Director

Date: _July 14, 2005

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